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                                   EXHIBIT 11

                      CYBEX COMPUTER PRODUCTS CORPORATION

             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                                        THREE MONTHS ENDED             NINE MONTHS ENDED
                                                            DECEMBER 31,                         DECEMBER 31,
                                                       1996           1997           1996                1997:
                                                       ----           ----           ----                ----
Basic:

Weighted average common shares outstanding           5,491,523        5,440,383      5,500,081        5,437,179

Net income (loss)                                 $  1,533,251      $(2,659,213)   $ 4,236,599      $   979,791
                                                  ============      ===========    ===========      ===========

Net income (loss) per common shares  ...........  $        .28      $      (.49)   $       .77      $       .18
                                                  ============      ===========    ===========      ===========


Diluted:

Weighted average common shares outstanding           5,491,523        5,440,383      5,500,081        5,437,179

Net weighted average common stock options
  outstanding under the treasury stock method          110,603                0*       111,888          163,192
                                                  ------------      -----------    -----------      -----------

Weighted average common and common
  equivalent shares outstanding                      5,602,126        5,440,383      5,611,969        5,600,371
                                                  ============      ===========    ===========      ===========

Net income (loss)                                 $  1,533,251      $(2,659,213)   $ 4,236,599      $   979,791
                                                  ============      ===========    ===========      ===========

Net income (loss) per common and common
  equivalent share  ...........................  $         .27      $      (.49)   $       .75      $       .18
                                                 =============      ===========    ===========      ===========

* Net weighted average stock options excluded as they were antidilutive to the calculation.

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